Exhibit 99.1

The rise, fall and potential rebirth of solar trailblazer SunPower

Air date: October 11, 2024

Taylor Kuykendall

Hello, and welcome to Energy Evolution, S&P Global Commodity Insights podcast all about the energy transition. I’m your host, Taylor Kuykendall. And this episode’s focus is the rise and fall of California Solar Trailblazer SunPower and its potential rebirth through a recent asset sale and its ongoing bankruptcy proceedings. S&P Global Commodity Insights senior reporter, Garrett Hering joins us today to share an interview with TJ Rogers. TJ is the founding CEO of Cypress Semiconductor – that’s SunPower’s former corporate parent – and ex-chairman of SunPower. Garrett, to start off with, can you give us a quick rundown of SunPower for our listeners who maybe aren’t familiar with that entity?

Garrett Hering

Yes, sure. Thanks, Taylor. Yeah, so SunPower is a Silicon Valley solar company. It was founded in 1985 by Stanford University Professor Dick Swanson. And SunPower specialized in high- efficiency monocrystalline silicon PV, photovoltaic technology. And it really emerged as a technology company setting records for converting sunlight into electricity. It took off after its 2005 IPO. That allowed the company to expand its manufacturing in the Philippines and then vertically integrated into direct supply of complete utility-scale solar installations as well as rooftop solar. And it became effectively the quintessential California solar company and even U.S. solar company at the time that the industry was really gathering its first commercial industrial momentum. It had a stock market valuation peaking at nearly $13 billion in late 2007. And that was, of course, right before the Great Recession hit just months later. So it ran into some headwinds after the Great Recession. There was the emergence of China as a solar manufacturing giant able to undercut prices at SunPower. And it also encountered some inconsistent U.S. policies that put SunPower and the broader U.S. solar industry on what became effectively known as the solar coaster. For SunPower, those ups and downs resulted in a series of seemingly never-ending restructurings in the 2010s and 2020s. And that was after French energy company, Total took over as a majority shareholder. The latest restructuring, of course, is the Chapter 11 proceeding that was just launched in August.

Taylor

I’m sure the solar coaster probably is not as fun to ride as it sounds. But as we -- a lot of our listeners know, the bankruptcies don’t mean these companies just disappear. Tell us what does this Chapter 11 restructuring leave at stake for SunPower, but also how that maybe fits into the broader energy landscape and our transition to lower carbon energy.

Garrett

Yes, absolutely. I mean, by the time SunPower filed for Chapter 11, it had been reduced to solely a residential solar company. It had previously spun off manufacturing and power plant businesses. And you know what SunPower has gone through is something the entire U.S. residential solar industry has kind of gone through as well. It’s been reeling from a one-two punch of high interest rates and a major policy change in California, the biggest U.S. residential rooftop solar market. California slashed payments for excess electricity sent back to the grid. That’s under so-called net metering. And that was in December 2022 that the California Public Utilities Commission made a decision that cut net metering compensation by like 70% according to industry estimates. And that policy change, which went into effect in April 2023, did result in mass layoffs across the residential solar industry, especially companies focused on California, and it did lead to other collapses. So it wasn’t just SunPower. Analysts we spoke with largely attributed SunPower’s demise, however, to managerial missteps. Some of SunPower’s closest competitors have survived and they’ve gone through some hard times, but they say the industry has hit bottom. They say sales are rebounding and they’re seeing a rising share of installations with solar coupled with batteries. You know in the end, SunPower was instrumental in making the case for rooftop solar and really creating this market. There’s something like 4 million American homes with solar today, but that represents just a small portion of the vast rooftop solar potential out there. And these companies that continue in the market are really optimistic they can continue to grow and seize that opportunity.

Taylor

Okay. Great. Well, thank you for that background. But tell us a little bit more about our guest.

Garrett

Yeah, so, TJ goes way back with SunPower and its founder, Dick Swanson. They attended Stanford together in the 1970s. It was also TJ who extended a lifeline to SunPower in 2001 with a personal investment. TJ also convinced Cyprus, the company he founded and was CEO of to purchase SunPower. And after that, TJ became Chair of SunPower’s Board from 2002 to 2011. And now after a long hiatus of involvement with SunPower, Rogers has reemerged with an ambition to breathe new life into the storied solar brand. So TJ is currently CEO of residential solar company Complete Solar, a company that trades on the NASDAQ. And TJ recently orchestrated the acquisition of several key SunPower assets out of bankruptcy -- and he’s got the intention to literally recreate SunPower. So he wants to make a new SunPower.

Taylor

Well, it sounds like an ideal guest to bring on to talk about what’s going on with SunPower these days. Let’s give that interview a listen now.

Garrett

TJ, welcome to the show. Yes, we’re delighted to speak with you.

TJ Rodgers

Happy for the opportunity.

Garrett

Well, so you’ve really come full circle with SunPower. Let’s take a moment to recap the company’s rise in the 2000s. As I understand the story, SunPower might never have become a major force in the U.S. solar industry without your help. Yeah, how did that happen?

TJ Rodgers

Well, I went to Stanford, same PhD program as Dick Swanson. And we left in the 1975 timeframe. So I hadn’t seen him for a long time. Then in 2000, Thanksgiving-ish 2000, I met him in a coffee shop. And we had a ‘hi how are ya’ conversation. How is it going? -- not so good. How come? -- I’m going to have to lay off half my people before Christmas. Why? -- We have a contract with NASA that is ending, and I haven’t gotten new contracts to take its place, so I can’t afford to keep all my people. So I heard that he was in trouble, and I asked them to send me a plan that I could review for funding.

Garrett

Right, right. And then eventually, you became an investor first as a personal investor and then Cypress became SunPower’s parent company not too long thereafter, right?

TJ

That’s true. I took the deal to my Board. To me it was... I’m an electrical engineer, and it was obvious that you could produce a kilowatt hour power as cheaply at that time with the panels of that day as you could buy it from a utility. And therefore, the changeover would happen. So I took it to my board. Now in that same time frame was the dot-com boom followed by the great dot-com crash. We all saw it coming. Our bookings that quarter were almost zero. So my board said, no, we can’t invest. You gotta focus your money on our business, yadda, yadda. So it turns out I did argue with them for five quarters. And after five quarters I gave a famous – for people who are inside Cypress at the time – speech on Silicon Man. And the one director that was my nemesis that kept blocking the investment in SunPower... I brought in a scale from my winery, a gram scale, and I laid it in front of him and I put a wafer, a Cypress wafer on the scale, and I said, ‘How much does it weigh?’ I had English units. And he said, ’1 ounce.’ And then I said, ’1 ounce. If that were gold, it would be worth $375.’ Then I held it up for effect, waved it around the room a little bit, the boardroom, and said, ‘We’re going to sell this wafer for $10,000. What we do here, gentlemen, is make things more valuable than gold with silicon. Give me my damn company, please.’ And that, five quarters later, finally pried loose the investment, and we eventually bought control of SunPower at a valuation of $57 million.

Garrett

SunPower was really a part of that big industrialization of the solar power industry in the 2000s. What do you really take most from your time as Chair of the company during that rise?

TJ

Well, that was a very exciting time. The dynamics were different than they are today. SunPower’s value proposition was: we make Dick Swanson’s invention, the most advanced solar cell in the world, and it was. Unlike Chinese solar cells, which had an efficiency of 14%, his cells had efficiency of 20%, 20% of the light energy hitting them turned to electricity. And there was nobody close. It was a magnificent engineering achievement: All the wires on the back of the wafer, so there’s no wires to reflect light off the front of the wafer, a special anti-reflective coating on the front of the wafer that, in the same way light absorbs water and you have a total internal reflection, we had total internal reflection. And on the back of the wafer, a dielectric mirror that was tuned to reflect light at 1,100 nanometers, which is infrared, which is the edge of solar absorption. So that last little bit of light could bounce back and forth many times inside the wafer from the total internal reflection on the top to the mirror on the bottom and then get trapped. So the whole thing was designed to be efficient, and it was a work of art. So we just started selling panels that had 1.5x more energy than our competitors. And they were all black and they were pretty. And that was SunPower’s big thing. We sold panels. It never occurred to me that in the future, the way it is today, the panels would cost only about 10% of the cost to the average American of putting solar on his or her house. To us, the technology – bringing that to market – was a big deal and we built factories for it. We built a factory, an automated factory for SunPower in the Philippines. I convinced Dick Swanson to shut down, he had a Silicon Valley fab that was inefficient and wouldn’t ever be profitable. I had his guys go to boot camp in our Austin fab and learn silicon processing. The fact that they knew an architecture with solar wafers did not mean they knew how to process wafers with high yield, low particle counts, et cetera. We’re a chip company. So we helped them do that, and then we helped them build in the Philippines where we had our assembly and test plant, a plant to automatically make their all-black, all-back high-energy wafers. So we were kind of an incubator, a very accurate term for us, plus we invested. Then in 2005, the factory turned on, the revenue shot up from the middle teens to $89 million. And in one year that made them profitable, qualified them to go public. They went public, like you said. For many parts of their life, their market valuation was $10 billion or more. We then built with them a second plant. We put 6 more machines, auto lines we call them, to make wafers. They grew from 2005 when they went public to 2008, they grew their revenue to $1.4 billion, almost $1.5 billion, very profitable. They became the SunPower of everybody knew.

Garrett

What did you think about the direction of the company after you left? You mentioned the SunPower that everybody knew. I mean, that was this technology company, but it was also a vertically integrated company, right, with power plant business and residential solar and manufacturing. And after you left -- there were a bunch of restructurings and ultimately, utility- scale solar was spun off and even manufacturing. And what did you think about those moves?

TJ

Well, I had mixed feelings gliding from positive to negative. I ended up negative, very negative. When Total first came in, they had a huge amount of money. They could put more money in the company than we could. And that allowed SunPower to expand very quickly. I’m a venture capitalist now, and I have this phrase called money poisoning, and I’ve seen it several times, where one of the things that make startups great is you don’t have enough money. You can’t do everything you want. It forces you to focus on what’s important and not other things. It forces you to hire half the people you’d like to have, which means you focus on hiring really good people. And then you work your butt off because that’s the work ethic in Silicon Valley. So that’s what makes Silicon Valley great. And that’s why the efficiency of capital. They talk about the Magnificent 7 and you look at the S&P 500: 9 of the top 10 companies are either Microsoft or a Silicon Valley tech company. And the old money, New York, way more money than Silicon Valley, has produced zero companies as of right now in the top 10 companies in the S&P 500. So we got money. We got money poisoning. We didn’t manage as well. That’s one of the reasons I left, is that a Silicon Valley Board meeting is a really different animal than a formal board meeting. You go in, you talk about your problems, it’s a glorified operations review, your directors are involved. And then at the end of the meeting, typically, the CFO says, “Hey, we’ve got to approve stock options. We got to resolutions we got to approve. So the “business” of the meeting gets done in a rush at the end. And maybe the SEC doesn’t see that as being the proper way to run a meeting, with the committee structures they demand, et cetera. But it works and it works better than formal board meetings. When SunPower went to formal board meetings, some of them in France, now you’re talking about nonproductive meetings, trips that took three days. We just -- I never went to a board meeting in France. I just cut out. Then I watched them. And what happened was they had an automated foundry facility in a low-cost country with a super high-quality cell. Guess what? They won, they had three cherries, everything is working for them. And they rode that for 20 years, and they didn’t improve their manufacturing. We in the chip business had to live with Moore’s Law, where the rule of the jungle was you have exactly 2 years to improve your technology or you’ll be put out of business within a year to two years after that because you get behind in technology, so we relentlessly improved. The solar industry didn’t. At least the American solar industry didn’t.

Garrett

You saw China massively expanding its factories and becoming technologically pretty, very serious.

TJ

More than very serious: world-leading today. They built silicon plants that were massive in Inner Mongolia, with a railroad siding going to a coal mine for a power plant and another one going to an iron-free sand mine for the source of silicon. Mining. Tons of wafers on thousands of machines. So whereas the silicon wafer in our business would cost, best case, $10, $20, solar wafers eventually got below $1. And then the Chinese company with names you laughed at – Jolly – all of a sudden became the biggest and the most important in the world. Longi today holds the record for efficiency. They’re only a little bit ahead of the old SunPower manufacturing, a company called Maxeon. But the Chinese copied auto lines. We had them first. They went through eight generations, since I know by press; I didn’t work with them at all. And each one got a little bit better and eventually around Generation 7, their cells were as good as our cells. And their panels produced as many watts as our panels, and they were all black, many of them. So they ended up, in effect, taking over the panel market. So that put one of my companies out of business. I was on the board of a company called Solaria, which made all- black panels. Our whole business process was: SunPower is getting fat and unproductive. We can go in and make all-black panels as good as theirs. We had a different technology that gave the equivalent result. And when that company was five years old when it died because all of a sudden the Chinese showed up with an equivalent panel that costs 3x less than our cost of manufacture -- lights out. So they own the panel business right now. And they earned it. This wasn’t collusion or anything like that. This was companies just deciding they were going to be competitive in doing what companies should do.

Garrett

Right. I mean as you look out at this U.S. solar manufacturing renaissance that’s occurring right now, are you hopeful at all that the U.S. can compete?

TJ

No. Let me just take a hop back into time. In my industry, the government was going to help semiconductors. And it was the same rhetoric, the same socialist c*** that you hear today. And they had to help the semiconductor business. I remember one conservative Congressman, Dana Rohrabacher of Southern California, invited me to a panel meeting. I had to testify. And the who’s who of semiconductors got up and explained why government funding was needed for chips. And one of the guys on the other side, a guy that is great, and I don’t want to denigrate him in any way was Gordon Moore. And I got up and said what I just said a few minutes ago that government subsidy wasn’t going to help. It wasn’t going to make us any better. I hadn’t come across the term money poisoning at the time. But that, which when you have somebody else lift the weights for you, you don’t make it to the Olympics. It’s that simple. So the glory of government subsidies has never been glorious. It’s been glorious for the subsidizers who use politics to get elected, and it’s happening again today. So no, I don’t think any, zero of plants that are currently being built here for solar panels are going to make any money. The American taxpayer is going to pay 30%, 40%, 50%, whatever subsidy is required to keep them afloat so there’s not an embarrassment. And we’re going to use $20 an hour labor to make panels that can be made with $1 or $2 an hour labor and the rest, the American taxpayer is going to pay. So the idea of the great renaissance, forget it. And by the way, look at what happened in semiconductors.

Garrett

Yeah, sure. I mean there’s a lot to unpack in there. I want to go back for a second just to SunPower spun off Maxeon, its solar manufacturing division, and then ultimately became a residential solar company. What do you think ultimately led to SunPower’s downfall?

TJ

Well, they used -- In effect, they’re getting equivalent government subsidies but from a French oil company. When you get a lot of free money, you spend it freely. You don’t spend it with return on investment as a criterion that is dominant in what you do. So I told you before, they didn’t improve their manufacturing. They didn’t drive cost down. They didn’t have access to those super low-cost wafers that were being made in China, but they didn’t remain competitive. So the spinout of their manufacturing was a mandate, not a choice, a mandate by the French. And they were losing money in manufacturing. That spun-out company is called Maxeon now, is public, is losing money. Its stock is now $0.08 a share. It has some cash left, but my bet says it won’t be around, and that’s because it can’t afford to stay around because it’s not competitive in the world market. That left SunPower as a manufacturing-less solar company, which means installer. And okay, there’s technology there, bringing technology to people, to their homes, matters, and being good at it matters. So SunPower at that point, had a mixed record. The board went from being a meddling board that caused bad decisions to get made to being a neutral board and SunPower went sideways. They were -- the last quarter they reported was the Q2 of 2023. and they had $356 million in revenue, so there’s $1.4 billion. So they were exactly the same size they were in 2008 when Cypress spun out their shares to the market, except instead of being highly profitable and having a couple $150 million in cash, they were unprofitable and had a cash crisis. And that’s what got them.

Garrett

So SunPower’s crisis created this opportunity for the company that you now had up for complete solar. And you recently purchased some of SunPower’s core residential assets for $45 million. You said you want to create a new SunPower with those assets. Tell us about your vision, about your strategy.

TJ

So I told you earlier, I had a company called Solaria that got wiped out as a panel company by the Chinese. We merged with Complete Solar to form Complete Solar, the new company that made the panels and also sold them and put them on the roof. We realized you had to have the whole package to serve customers. You couldn’t just be a technology company selling panels. So we did that merger, and I was on the board of that company. That’s when the Chinese started making all-black super panels. We lost half the company, our panel half. And then we had to decide: were we’re going to keep the other half alive? And we did. And it was an incredible challenge. In my whole career, I was always funded by Sandhill Road venture and always worried about the competitors and making stuff happen. Here, I was worried about cash flow. I never in my career had to worry about” are we going to make payroll on Thursday? And for a year, I had to worry about payroll on Thursday. Then the opportunity you’re talking about came, that SunPower had a cash flow problem. Their business was big and substantial, and they were still the icon of solar, no doubt. But their cash flow ate ‘em up. And their investors, after having put in $450 million, got asked to put in another $250 million on top of it. And they said, no. And then to the implied threat: but we will die if you don’t give us more money. The answer was go ahead and die. And I’m not arguing with that. That’s the way the world works. We can’t bury money that could be used for productive things for unproductive purposes. So at that point, my struggling minnow, we thought maybe we can swallow the whale. And if we swallow the whale, we can form a great company again. So our company, although small, we ran to cash flow rules. We made our payroll. We had our funding. We had a solid SEC record. SunPower lost their auditor, and therefore, they couldn’t file SEC reports. Therefore, they couldn’t be public. Therefore, they couldn’t borrow money. Their vendors wouldn’t... they wanted to cash on delivery, et cetera. So we didn’t have any of that problem, and I conceived the idea of a Noah’s Ark merger, where the world – SunPower, the big place – we bring people on the ark before the rain happened. So we hired about 1,000 SunPower people. That’s happened over the last 2 weeks. And we didn’t acquire SunPower. SunPower wasn’t a super badly managed company. It had a lot of baggage from a lot of years and a couple of mistakes. But the good parts of it, their businesses were pretty sound. So we made an offer to buy the businesses we want. We left behind businesses we didn’t want. For example, we didn’t want to be in the solar roof funding business, which SunPower was, and they needed, I think the number was like $750 million more for that side of their business on top of what I’ve discussed. So we made an offer for the part of the company we wanted. I was very worried right up to the last day that somebody come in and outbid our $45 million bid. Because in retrospect, it was right. We did a careful job putting that bid together. That’s what it was worth. And we raised that money, and we have right now debt on our balance sheet. We pay millions of dollars every quarter to support that debt. That debt got the asset. We hired the people, and we’re going to be able to make money with what’s left. So we did exactly what the bankruptcy laws, Chapter 11 bankruptcy laws, were intended to do.

Garrett

And so what are the assets that you purchased, if you could just recap those for listeners?

TJ

Sure. We purchased 3 SunPower businesses. We purchased our new home business, which is a different sort of solar where you have products that go into new homes that are buried in the walls like normal electrical conduit. And the roofs are created with solar integrated into them. That’s one division. We got their dealer division in which it’s a retrofit division, in which you buy orders, what I articulated before: buy orders from independent people who charge you $5,000 for an order. That’s the hard part, getting the order, and then put retrofit solar on the house. And then we bought a third thing: They had an embedded start-up called Blue Raven. They created their own orders by going door-to-door, not by buying them, but by going door-to- door. And they also focused on the middle stripe of the United States. So we’re talking blue stripe right through the middle of the US. So they didn’t focus on California and East Coast. They focused on the flyover part of America to create a stable business. So those were the three businesses we bought. Everything else got left behind.

Garrett

And what kind of growth are you looking at now with this, with your combined assets from the SunPower purchase? And I think you had another purchase this past summer.

TJ

Yes. We bought a little company in Utah called Core Energy. I admired their spunk. I called up their owner, 39-year-old. Logan, Utah, that’s north of Salt Lake. Salt Lake is Solar Valley of the United States. And he was looking to get acquired. His company was bringing in about $20 million plus a year in revenue, so we could have grown by that much by acquiring them. And I asked them to send me his PowerPoint, his pitch, investor pitch. And he said, ‘I don’t have one.’ And I thought, what kind of business can this be. You have no investor pitch. He said, “Well, I’ve never raised any money.’ And then I thought, there it is. That’s the secret. That’s what I know now. It’s a cash flow business. You’ve got to live off your own cash flow. You can’t go out, get a lot of funding, build an expensive company and then run into a brick wall at 120 miles an hour in spending. So I brought them in. I learned from them. They were better installing than we were. We brought in their installing crew. They’re the installation crew. But that was a learning experience. The big one by far was SunPower. And growth, the reverse merger with the little guy absorbs the big guy, our revenue is going to grow by approximately 10x in 1 quarter. We’re going to go from $10 million a quarter to $100 million a quarter. And that is the promise I made to investors. It’s on my website. So I hung it out there, so they can bring it back to me if it ever doesn’t happen and claim that I didn’t keep my promise to investors, but massive growth.

Garrett

So you’ve referenced Complete solar as a temporary name for the company. And it sounds like you now control the SunPower brand. Are there thoughts around potentially just taking SunPower as the new name for Complete Solar?

TJ

Yes. The first step to become Complete Solar is currently important and won’t change for a little while. People get used to the name of their company – Blue Raven, SunPower – and they had to get trained. You work for a new company now. The name in the upper right-hand corner of your check is Complete Solar. And you have to do things that are right to make that company successful. And frankly, that’s pretty hard in the solar industry. It’s an order of magnitude less tightly managed than the companies I’m used to in semiconductors. And I do mean an order of magnitude. So right now we’re Complete Solar. Complete Solar has got an absolutely rock-solid financial record. We raised enough money to guarantee that we’ll be in business, have all the cash we need to stay in business going forward. We’re not going to suck up our cash and have to raise money or else in a few quarters. We’ve got that. Now having said that, we had to fight for the name of SunPower. So we own the right to SunPower. SunPower, SPWR, is still used on the stock. SunPower stock is bouncing around a penny now. It’s been delisted from NASDAQ and it’s on the OTC market. Eventually, we expect that the letters will be retired. And when they’re retired, we will petition to change our stock trade name from CSLR to SPWR. And at that point, that will be fitting because, although we will be managed differently something like 90% of our revenue will come from entities that belonged to the old SunPower: Blue Raven and the other two SunPower divisions. So we will then, again, become SunPower and benefit from the name that is iconic in Silicon Valley, absolutely the best known solar name around.

Garrett

Hey, let’s pan out a little bit here. So I know you’re on the boards of several companies in the energy transition area. A couple of them are pretty interesting players in battery storage, which seems to be an increasingly important part of the residential solar industry, too. So, you’re on the boards of Enphase and Evonix. Tell us what excites you about those companies? And will they play a role with the new SunPower?

TJ

Sure. First of all: a macro look at how much it costs to create a kilowatt-hour of power – cost, utility cost, and they sell it for a markup. And that markup can be factors for retail for the homeowner. So the cost, the lowest cost fossil fuel plant – coal – can produce a kilowatt hour for about $0.06. Nuclear is also about $0.06. There, the cost of creating the power is pretty low, but the facilities, the safety, the staffing required to make it safe -- and the regulations are enormous – adds on the other costs. But that will come back. That’s the right power source for computation centers for AI. But in the utility solar world, there have been multiple projects that have been sold at an offtake cost – meaning the investor buys a whole solar farm with the economics that he will sell it at the offtake cost to make money – so he pays ... and the offtake cost is $0.02 per kilowatt hour. So solar is not just cheaper, it’s way cheaper than fossil fuel. So your first thing is – whether or not you want to argue about global warming, which I am very uninterested in doing – the fact is clean power produces no pollution. Big problem is it, goes off every day for somewhere between 8 and 16 hours depending upon your latitude. So you’ve got to store the power. And there are various ways to do that. Obviously, batteries in the home are becoming important. And they’re simple enough: you take your solar and use part of it to run your house. I have a relatively large house here in Silicon Valley – 4,000 square feet and air conditioning and all that – but I just went out and looked at my power consumption and my power consumption was 1.2 kilowatts. So if you buy yourself a 10- or 20-kilowatt solar system, you can make way more power in your backyard than you’re going to use. And if you store that, then you can run it at night, and you can have no need, net need for power. And you can think of the grid as being the backup. And that really happens. In California, the utilities are very poorly run and their costs are extremely high. The utilities in the Midwest are much better, and they’re much more reliable. But here, in San Diego, for example, you can be looking at afternoon power, $0.80 a kilowatt-thour, not $10, $12, $15. $0.80. And therefore, right now, you can make money if you store sun power, make hay while the sun shines, and store power to battery. And then at 4 o’clock at night when they turn on super high prices, use your own power, self-consumption it’s called, to power the house. So that so-called time-shifting battery in California anyway is a big one. The other big one is a backup battery, which will run your house when the power goes out. We have to worry a lot about that in California. Not so much in the other states. I was bragging about -- I’m from Wisconsin, and I have a home in Oshkosh, the one I was born in, and I go there a bunch of times a year. And I was talking to my friends about solar power and they go, ‘But why would you do that?’ And I go, ‘Well, because you can save money, do this, do that.’ And they go, ‘Our power cost $0.10 a kilowatt hour. And last year, it went off one time, for a few hours. Why would we spend all that money?’ And the obvious answer is, ‘Well, you must be common sense Midwestern folks, but if you live on either coast and you have politicized power structures where politics is important, you will pay a lot more money. And then these things will protect you.’ So I see that as happening. I see batteries as being important. I like batteries as a way of doing things because they’re distributed. I don’t have a battery. No company has made a battery that meets my standards yet. I have very high standards, and we’re getting close. The next-generation battery out of Enphase, I’m going to buy one. I didn’t put in solar until three years ago, until they had 400 watts a panel. Wasn’t interested until I really got what I knew the technology was capable of doing. So I’ll buy a battery. And if your friends have batteries, then your whole neighborhood’s got some resiliency. And in the future, they’ll form microgrids. And all that means is you’ll run wires between the houses or use the wires that already connect the houses and share power. So if one person is at work and not using his battery or on vacation and not using his battery for a week, that means the average battery size available to you for whatever you use it for is bigger. That’s happening right now. Tesla led the charge. They built a giant battery factory in Nevada to power their cars. A typical car has 100-kilowatt hour -- a big car –has a 100-kilowatt hour battery, a little car, 60 to 80 kilowatt hours. And that is already 8 to 10x bigger than the battery you need to be meaningful for your house. So that’s going to happen. And the Ford ad you saw on TV with a guy plugging in his truck on a rainy night and the house lights up. That’s going to happen, too. You got that big battery if you have an electric car. I don’t. But if you have an electric car, then all of a sudden you can charge it with your solar during the day and use it to back up your house on a stormy night. Those will all happen. Utilities will also get better at storing power as well. So yeah, I’m interested in storage. I’m interested in experimental storage. I’m interested in high-tech storage. And I live in Silicon Valley. So I’m a kid in a candy store. I get to see this stuff all the time.

Garrett

Well, that’s exciting. We are excited to follow your next ventures here. TJ, thank you so much for joining us today. It’s been a pleasure speaking with you about solar and storage and the evolution of Complete Solar into the new SunPower.

TJ

Thank you.

Taylor

All right. Listeners, thank you so much for listening to the latest episode of Energy Evolution. I want to give a special shout out to our incredible podcast team members. I am once again Taylor Kuykendall, but other people behind this podcast include Dan Testa, Camilla Naschert, Christopher Coates, Karen Willenbrecht and our wonderful agency partner, the 119. To stay up to date with our upcoming episodes, be sure to subscribe to Energy Evolution on your favorite platform. If you have any ideas for future themes or guests, we’d love to hear from you to do is shoot us an e-mail at energy.evolution@spglobal.com